Exhibit 16

PricewaterhouseCoopers LLP Suite 250 101 CentrePort Dr. Greensboro NC 27409 Telephone (336) 665 2700 Facsimile (336) 665 2699 www.pwc.com

August 25, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by First Century Bankshares, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated August 22, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,